Exhibit 3.2

BY-LAWS

OF

WLMG HOLDING INC. (a Delaware corporation)

Effective: February 28, 2007

BY-LAWS

ARTICLE 1
CERTIFICATE OF INCORPORATION

Section 1.1 Contents. The name, location of principal office and purposes of WLMG Holding Inc. (the "Corporation") shall be as set forth in its Certificate of Incorporation. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-Laws. In the event of any conflict between the provisions of these By-Laws and the provisions of the Certificate of Incorporation, the Certificate of Incorporation shall at all times govern.

Section 1.2 Certificate in Effect. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1 Place. All meetings of the stockholders may be held at such place either within or outside the State of Delaware or by remote communication, as shall be designated from time to time by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof or, if not so designated, then at the principal office of the Corporation.

Section 2.2 Annual Meeting. Annual meetings of stockholders shall be held on the last Tuesday of March in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws, except in this Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, the President or the Board of Directors and shall be called by the Secretary at the request in writing of a majority of the Directors then in office, or at the request in writing of stockholders owning a majority of the voting power of all issued and outstanding stock (treated as a single class) and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting, which need not be the exclusive purposes for which the meeting is called.

Section 2.4 Notice of Meetings. A written notice or, if consented to by such stockholder, electronic transmission notice, of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business.

Section 2.5 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation, if any, that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6 Quorum. The holders of shares representing a majority of the voting power of all issued and outstanding stock (treated as a single class) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation and in no event shall a quorum consist of less than one-half (1/2) of the shares entitled to vote thereat. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of shares representing a majority of the voting power of all issued and outstanding stock (treated as a single class) present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8 Proxies and Voting. Except as provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

Section 2.9 Remote Communications. Subject to compliance with the Delaware General Corporation Law, if authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders may participate by means of remote communication in any meeting of stockholders and may be deemed present in person and vote at a meeting by remote communication. Any reference to a stockholder being present or acting "in person" shall include participation by such remote communication for all purposes.

Section 2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or a consent by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written or electronic transmission consent shall be given to those stockholders who have not consented in writing or, if consented to by such stockholder, by electronic transmission.

Section 2.11 Stockholder List. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.12 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing or by electronic transmission without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed by the Board of Directors:

(a)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)           The record date for determining stockholders entitled to express consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent or electronic transmission consent is expressed.

(c)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.13 Stockholder Meeting Procedures. All meetings of the stockholders shall be presided over by a person designated by the Board of Directors, the Chief Executive Officer or the President or in the absence of such person, the person chosen by stockholders owning a majority of the voting power of all issued and outstanding stock (treated as a single class) and entitled to vote thereat. Such person shall determine the order of business and the procedure of such meeting.

ARTICLE 3
DIRECTORS

Section 3.1 Number; Election and Term of Office. There shall be a Board of Directors of the Corporation consisting of not less than one (1) member, the number of members to be determined by resolution of the Board of Directors or by the stockholders at the annual or any special meeting, unless the Certificate of Incorporation fixes the number of Directors, in which case a change in the number of Directors shall be made only by amendment of the Certificate. Subject to any limitation which may be contained within the Certificate of Incorporation, the number of members of the Board of Directors may be increased or decreased, as the case may be, at any time by vote of a majority of the Directors then in office. The Directors shall be elected at the annual meeting of the stockholders, except as provided in paragraph (c) of Section 8.1, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation, death or removal. Directors need not be stockholders.

Section 3.2 Duties. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors, whether in equity securities of the Corporation or cash, if any. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.4 Reliance on Books. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its Officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

Section 3.5 Interested Directors. No contract or transaction between the Corporation and one (1) or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to the Director's or Officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director's or Officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 4
MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 4.2 Annual Meeting. Except as otherwise determined by the Board of Directors, the first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4.4 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or the President on one (1) day's notice to each Director either personally or by mail or by telegram or by electronic transmission to the extent permitted by Delaware law; special meetings shall be called by the Secretary in like manner and on like notice on the written request of two (2) Directors unless the Board consists of only one (1) Director, in which case special meetings shall be called by the Secretary in like manner and on like notice on the written request of the sole Director. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by his attendance at such meeting, except when the Director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.5 Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6 Action Without Meeting. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the same number of members of the Board or committee, as the case may be, as would be required for valid action at a meeting consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing of electronic transmissions shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE 5
COMMITTEES OF DIRECTORS

Section 5.1 Designation.

(a)           The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)           In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)           Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 6
NOTICES

Section 6.1 Method of Giving Notice. Whenever, under any provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing or by electronic transmission (if consented to by stockholder receiving any such notice by electronic transmission), by the Secretary or the person or persons calling the meeting by leaving such written notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such written notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice is deemed to be given if by electronic transmission: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission permitted by applicable law, when directed to the stockholder. Notice to Directors may also be given by telegram.

Section 6.2 Waiver. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof, either in writing, signed by the person entitled to notice, or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 7
OFFICERS

Section 7.1 In General
 The Officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer and Chief Financial Officer. The Board of Directors may also appoint a Chairman of the Board. The Chief Executive Officer shall be empowered by the Board of Directors to appoint Officers in addition to those Officers listed above. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 7.2 Election of Chief Executive Officer, President, Vice President, Secretary, and Treasurer and Chief Financial Officer. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and Chief Financial Officer.

Section 7.3 Election of Other Officers. The Board of Directors, the Chief Executive Officer and the President as empowered by the Board of Directors may appoint such other Officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 7.4 Salaries. The salaries of all Officers and agents of the Corporation may be fixed by the Chief Executive Officer within the parameters established by the Board of Directors.

Section 7.5 Term of Office. The Officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or death or removal. Any Officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

Section 7.6 Duties of Chief Executive Officer, Chairman of the Board, President and Vice President, if any. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President first and then the Vice President, and if more than one then in the order so designated by the Chief Executive Officer, shall have all powers and perform such duties as are otherwise vested in the Chief Executive Officer. In the absence of the Vice President, the Board of Directors shall determine which such other Officer shall have all powers and perform such duties as are otherwise vested in the Chief Executive Officer first and then in the President. The Chief Executive Officer, the President and the Vice President, if any, shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other Officers of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the Chief Executive Officer, the President and the Vice President, if any, at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

Section 7.7 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or Vice President, if any, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

Section 7.8 Duties of Treasurer and Chief Financial Officer. The Treasurer and Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer and Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Board of Directors and the Vice President, if any, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 7.9 Duties of Other Officers. The other Officers, which may include a Chief Operating Officer, Chief Technology Officer, General Counsel and/or Chief Information Officer, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe for each such Officer.

ARTICLE 8
RESIGNATIONS, REMOVALS AND VACANCIES

Section 8.1 Directors.

(a)           Resignations. Any Director may resign at any time by giving written notice or by electronic transmission notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Removals. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of the holders of shares representing a majority of voting power of all issued and outstanding stock (treated as a single class), remove any Director or the entire Board of Directors with or without cause and fill any vacancies thereby created. This Section 8.1(b) may not be altered, amended or repealed except by the vote of those holders representing a majority of voting power of all issued and outstanding stock (treated as a single class) and who are entitled to vote for the election of the Directors.

(c)           Vacancies. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a vote of a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the By-Laws until the next annual election and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 8.2 Officers. Any Officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any Officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of Chief Executive Officer, President, Vice President, Secretary, or Treasurer and Chief Financial Officer shall be filled by the Board of Directors and the Officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

ARTICLE 9
CERTIFICATES OF STOCK

Section 9.1 Issuance of Stock. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

Section 9.2 Right to Certificate; Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, the President, the Treasurer and Chief Financial Officer or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one (1) or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

Section 9.4 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 9.5 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 10
INDEMNIFICATION

Section 10.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 10.3 Expenses. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 10.4 Authorization. Any indemnification under Sections 10.1 and 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 10.5 Advance Payment of Expenses. Expenses incurred by an Officer or Director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Officer or Director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 10 and provided that the Corporation shall not be required to advance any expenses to such Officer or Director against whom the Corporation directly brings a claim, alleging a breach of the duty of loyalty to the Corporation, or the commission of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 10.6 Non-Exclusiveness. The indemnification provided by this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

Section 10.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a Director, Officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 10.9 Additional Indemnification. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

Section 10.10 Contract. The indemnification provided by this Article 10 shall be deemed to be a contract between the Corporation and each Director, Officer, employee and agent who serves in such capacity at any time while this Article 10 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state or statement of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state or statement of facts.

ARTICLE 11
EXECUTION OF INSTRUMENTS

Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the Chief Executive Officer or the President.

ARTICLE 12
FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE 13
SEAL

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 14
OFFICES

In addition to its principal office, the Corporation may have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 15
AMENDMENTS

Except as otherwise provided herein, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting, or by the written consent of the holders of shares representing a majority of the voting power of all issued and outstanding stock of the Corporation (treated as a single class) or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.